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                                 Toll Brothers
                       America's Luxury Home Builder(TM)


FOR IMMEDIATE RELEASE               CONTACT: Frederick N. Cooper  (215) 938-8312
March 26, 2003                                       fcooper@tollbrothersinc.com
                                                 Joseph R. Sicree (215) 938-8045
                                                     jsicree@tollbrothersinc.com


              TOLL BROTHERS INCREASES COMMON STOCK REPURCHASE PLAN

Huntingdon Valley, PA, March 26, 2003 -- Toll Brothers, Inc. (NYSE:TOL), the nation's leading builder of luxury homes, today announced that its Board of Directors has increased to 10,000,000 shares the Company's current authorization to repurchase shares of its Common Stock, par value $.01, from time to time, in open market transactions or otherwise, for purposes of providing shares for its various employee benefit plans. Prior to such action, approximately 3.5 million shares remained available for purchase under the previously announced plan. The Company intends to use available cash to make such repurchases from time to time. Since February 1, 2003, the commencement of the Company's second quarter, the Company has repurchased approximately one million shares.

Toll Brothers, Inc. is the nation's leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL". The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 22 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Massachusetts, Maryland, Michigan, Nevada, New Hampshire, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, and Virginia.

Toll Brothers builds luxury single-family and attached home communities and master-planned multi-product residential golf course communities principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, landscape, cable T.V. and broadband Internet delivery subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.

Toll Brothers is the only publicly traded national home building company to have won all three of the industry's highest honors: America's Best Builder from the National Association of Home Builders, the National Housing Quality Award and Builder of the Year. For more information visit www.tollbrothers.com.

      Certain information included herein, in the Company's upcoming presentation, and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the ability to secure materials and subcontractors, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, the availability and cost of labor and materials, and weather conditions.

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